Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Senmiao Technology Limited on Form S-3, as amended File No. 333-274749 and Registration Statement on Form S-1, as amended File No. 333-271689 of our report dated June 30, 2026 relating to the financial statements appearing in this Annual Report on Form 10-K of Senmiao Technology Limited for the year ended March 31, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

June 30, 2026